Farm Credit Services of America

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement ("Amendment") is made and entered into effective the 20th day of November, 2013, by and between Farm Credit Services of America, PCA and Farm Credit Services of America, FLCA (collectively "Lender") and Dakota Ethanol, L.L.C., a South Dakota limited liability company ("Borrower) to amend and modify the Credit Agreement dated May 15, 2013 (hereinafter referred to as the "Credit Agreement"). The Credit Agreement and underlying Loan Documents are modified only to the extent necessary to give effect to the terms of this Amendment, and the remaining terms of said Loan Documents, not otherwise inconsistent herewith, are ratified by the parties. Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Credit Agreement.

In consideration of the mutual agreements, provisions and covenants herein contained, and furthermore to induce Lender to consider financial accommodations for the Borrower under the terms and provisions of the Credit Agreement, the parties hereby agree as follows:

1.    The following section is hereby added to the Credit Agreement, to read:

Section 2.1.3 Loan Facility C. Lender agrees to advance sums to Borrower up to the aggregate amount of $10,000,000.00 (Maximum Principal Balance) until December 31, 2013 (Final Advancement Date). Repayments of principal will not be available for subsequent Advances. The commitment under said Loan will be used by Borrower to make a one-time distribution to Lake Area Corn Processors, LLC. Borrower agrees not to request or use such proceeds for any other purpose.

(a)    Interest. Borrower hereby promises to pay interest on the principal indebtedness outstanding from time to time on each Advance from and including the date of such Advance and otherwise in accordance with statements issued by Lender. Interest shall be payable on the following dates, provided that interest accruing at the Default Rate, if applicable, shall be payable on demand.

Interest shall accrue from the date of each Advance at a variable rate per annum equivalent to the one-month Libor Rate, plus 3.35% until December 1, 2018, when interest shall accrue at a variable rate per annum announced from time to time by the Lender in Omaha, Nebraska ('Farm Credit Managed Variable Rate'), plus 3.35%, which Farm Credit Managed Variable Rate is not tied to any external interest rate.

The Libor Rate shall be adjusted higher or lower on December 15, 2013, and on the 15th of every month thereafter to reflect any change in the Libor Rate and the Farm Credit Managed Variable Rate shall be adjusted higher or lower with any change in this managed rate. Any higher or lower rate will thereafter apply to the outstanding principal indebtedness and remain in effect until the different rate of interest becomes effective. The amount of any subsequent payments will be increased or decreased accordingly to reflect the different rate of interest without in any manner changing the due date of the payments. There is no limitation on the amount of the change in the interest rate.

The Libor Rate is the London InterBank Offered Rate for deposits in the London market based on the Libor rate published on the last Business Day of the month as published in the Wall Street Journal, rounded to the nearest 0.05%.

The Farm Credit Managed Cost of Funds Rate is a variable rate per annum designed to reflect Lender's cost of funds, announced monthly by Lender in Omaha, Nebraska, and is not tied to any external interest rate.

(b)    Principal. Borrower hereby promises to pay 31 principal installments of $312,500.00 plus accrued interest commencing on March 1, 2014 and continuing on the 1st day of each quarter thereafter, up to and including September 1, 2021; and one final payment due on December 31, 2021 ('Maturity Date'), when the entire unpaid principal, plus all accrued interest and any unpaid fees, costs or expense shall be due and payable in full. The amount of the first payment may be larger or smaller depending on the actual number of days between loan closing and the first payment due date. The actual payment amount of all other payments may vary according to the interest rate then in effect and the outstanding principal balance.

2.    The following sections are hereby revised and amended, to read:

Section 7.11 Capital Spending. Borrower will not make Capital Expenditures during any fiscal year from any source of funds available, which exceed $3,000,000.00 in the aggregate, except for 2014 fiscal year, when Borrower may make Capital Expenditures which do not exceed $9,000,000.00 in the aggregate. Capital Expenditures shall include capital leases.

Section 6.10 Financial Covenants. Borrower agrees to maintain sufficient capital resources, as determined by Lender's valuation of Borrower's assets in accordance with GAAP and full disclosure of Borrower's liabilities such as to maintain the following financial covenants at all times. In the event that Borrower fails to comply with said covenants and said failure continues for 30 days from the date financial statements become due under this Agreement, Lender may deem said failure an Event of Default.

Section 6.10.1 Working Capital. Borrower agrees to maintain continuous Working Capital (Current Assets minus Current Liabilities) of not less than $5,000,000.00 at all times.

Notwithstanding the foregoing, in the event that Working Capital falls below the allowed covenant level provided under this section, then any un-advanced commitment under Loan Facility B will be included in the calculation of Working Capital.

Section 6.10.2 Local Net Worth. Borrower agrees to maintain minimum Local Net Worth (defined as Total Assets minus Total Liabilities minus Investments) of not less than $18,000,000.00.

Section 6.10.3 Debt Service Coverage Ratio. Borrower agrees to maintain a Debt Service Coverage Ratio of 1.25:1:00, measured at fiscal year-end. Debt Service Coverage Ratio is defined as [Net Profit + Depreciation & Amortization-Extraordinary Gain/(Loss)-After Tax Income/(Expense)-Gain/(Loss) on Fixed Asset Sale] divided by $1,250,000.00.

3.    The following paragraph is added to Section 2.3.4 (Origination Fee), with said fee being due and payable to Lender on the date of this Amendment:

In connection with Loan Facility C, Borrower agrees to pay Lender an Origination Fee in the amount of $20,000.00.

4. Exhibit B (Compliance Certificate) is hereby replaced by the new Exhibit 'B' attached hereto.

Borrower hereby represents and warrants to the Lender that, after giving effect to this Amendment, (r) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents and (ii) the representations and warranties set forth in the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

Borrower hereby ratifies the Credit Agreement as amended and acknowledges and reaffirms (i) that it is bound by all terms of the Credit Agreement applicable to it and (it) that it is responsible for the observance and full performance of its respective obligations.

Borrower hereby certifies that the person(s) executing this Amendment on behalf of Borrower is/are duly authorized to execute such document on behalf of Borrower and that there have been no changes in the name, ownership, control, organizational documents, or legal status of the Borrower since the last application, loan, or loan servicing action; that all resolutions, powers and authorities remain in full force and effect, and that the information provided by Borrower is and remains true and correct.

This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEBRASKA. A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT YOU AND US FROM ANY MISUNDERSTANDINGS OR ISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS AMENDMENT MUST BE IN WRITING TO BE EFFECTIVE.

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have set their hand effective the day and year first above written.

BORROWER:

Dakota Ethanol, L.L.C.
a South Dakota limited liability company

By: /s/ Scott Mundt
Scott Mundt, Chief Executive Officer

Address for Notice: P.O. Box 100, Wentworth, South Dakota 57075

LENDER:

Farm Credit Services of America, PCA
Farm Credit Services of America, FLCA

By: /s/ Kathryn J. Frahm,
Kathryn J. Frahm, Vice President

Address for Notice: P.O. Box 2409, Omaha, Nebraska 68103-9935